UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 13, 2019

CRESCENT CAPITAL BDC, INC.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-01132	47-3162282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11100 SANTA MONICA BLVD., SUITE 2000, LOS ANGELES, CA	90025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 235-5050

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

 Item 5.02. Election of Directors.

On December 13, 2019, the board of directors (the “Board”) of Crescent Capital BDC, Inc., a Delaware corporation (the “Company”), increased the size of the Board from five to six members and, on the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Kathleen Briscoe as an independent Class I director to fill the vacancy created by such increase. Ms. Briscoe will serve as a member of the Nominating and Corporate Governance Committee and the Audit Committee.

The initial term of Ms. Briscoe, a Class I director, will expire at the 2022 annual meeting of stockholders of the Company. The Board has determined that Ms. Briscoe is not an interested person as defined in Section 2(a)(19) of the Investment Company Act of 1940, and is independent within the meaning of the independence standards of the Securities and Exchange Commission (the “SEC”) and the NASDAQ Marketplace Rules. As an independent director, Ms. Briscoe will receive the same compensation as that to be provided to the Company’s other independent directors, as described in detail in the Company’s other filings with the SEC. There is no arrangement or understanding under which Ms. Briscoe was appointed. There are no transactions involving Ms. Briscoe requiring disclosure under Item 404(a) of Regulation S-K.

Ms. Briscoe is a Partner and Chief Capital Officer of Dermody Properties, LLC (“Dermody”), a real estate development company that develops and leases industrial and distribution facilities throughout the United States.  Prior to joining Dermody in 2018, Ms. Briscoe held senior consulting and management positions at a number of real estate investing companies, including Arixa Capital, Cordia Capital Management, LLC, Institutional Real Estate, Inc., and Crosswater Realty Advisors.  Between 2013 and 2016, Ms. Briscoe served as Chief Operating Officer and Chief Investment Officer for real estate at Cordia Capital Management.  Between 2009 and 2011 she served as Chief Investment Officer for IDS Real Estate Group.  Before joining IDS Real Estate Group, from 2007 to 2008, she served as Managing Director and head of the Los Angeles office of Buchanan Street Partners.  Prior to that, from 1987 to 2007, Ms. Briscoe was a Shareholder at Lowe Enterprises, a real estate investment, asset management, and development company.  Ms. Briscoe is a current member of the board of a number of private companies, is a member of the National Association of Corporate Directors, and serves as a board member of Crescent Acquisition Corp where she serves on the Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT CAPITAL BDC, INC.

Date: December 18, 2019	By:	/s/ Gerhard Lombard
	Name:	Gerhard Lombard
	Title:	Chief Financial Officer